                     SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") is entered into as of the 1st day of March 2002 by and between ProLogis North American Properties Fund I LLC, a Delaware Limited Liability Company (the "Landlord") and 1-800 CONTACTS, Inc. (the "Tenant").

                             W I T N E S S E T H:

     WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated as of the 13th day of October, 1998, as amended by that certain First Amendment to Lease Agreement dated as of the 9th day of October, 2000, (such lease, as heretofore and hereafter modified, being herein referred to as the "Lease") pursuant to which Landlord leased to Tenant certain premises consisting of approximately 65,850 square feet located at Crossroads Corporate Center #4, 1130 South 3800 West, Salt Lake City, UT (the "Original Premises").

     WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below:

     NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

         1. Effective March 1, 2002, the Original Premises shall be increased by approximately 17,850 square feet and as more commonly known as 1130 South 3800 West, Unit 400, Salt Lake City, Utah (the "Expansion Premises"), so that the total square footage of the Premises as defined in the Lease shall include the Expansion Premises and shall thereafter be approximately 83,700 square feet, all as more fully described on the attached Exhibit A.

         2. The Lease Term for the Expansion Premises will commence on March 1, 2002 and shall terminate on December 31, 2005 (the "Expansion Premises Lease Term"). Notwithstanding the foregoing, the Lease Term of the Original Premises shall be revised so that the Lease Term of the Original Premises shall be coterminous with the Expansion Premises Lease Term, whereby the Original Premises Lease Term shall commence on January 1, 2003 and terminate on December 31, 2005 (the "Original Premises Lease Term"). All of the terms and conditions of the Lease shall remain in full force and effect during the Expansion Premises Lease Term and the Original Premises Lease Term, except as otherwise amended herein.

         3. Effective January 1, 2003, the Monthly Base Rent for the Original Premises due and payable on the 1st day of each calendar month, is hereby revised to reflect the following:

                  January 1, 2003 - December 31, 2005         $19,755.00 / month

         4. Effective March 1, 2002, the Monthly Base Rent for the Expansion Premises due and payable on the 1st day of each calendar month shall be as follows:

                  March 1, 2002 - December 31, 2005           $ 5,355.00 / month

         5. Effective March 1, 2002, the Estimated Initial Monthly Operating Expenses for the Expansion Premises are as follows:

                     Property Taxes:             $     879.00
                     CAM                         $     322.00
                     Insurance                   $      91.00
                     Management Fee:             $     211.00
                                                 ------------
                            Total                $   1,503.00

         6. Effective as of the date hereof, the Estimated Initial Monthly Operating Expenses for the Original Premises are as follows:

                     Property Taxes:             $   3,244.00
                     CAM                         $   1,780.00
                     Insurance                   $     334.00
                     Management Fee:             $     799.00
                                                 ------------
                            Total                $   6,157.00

         7. Effective March 1, 2002, Tenant's Proportionate Share of the Building shall be revised to reflect 43.55%.

         8. Landlord agrees to furnish or perform at Landlord's sole cost and expense those improvements to the Expansion Premises (the "Expansion Premises Tenant Improvements") specified below and Landlord shall be under no further obligation to perform any other improvements to the Expansion Premises.

                  A.       Penetrate two wall openings connecting the spaces.

                  B. Upgrade the lighting to 50' candles to match the lighting in the Original Premises.

                  C. Finish drywall up to 10 ft' from floor to match Original Premises and provide one coat of paint to warehouse and concrete perimeter walls.

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9.       Landlord shall have no obligation to refurbish or otherwise improve the
         Original Premises or the Expansion Premises during the Expansion Premises Lease Term or the Original Premises Lease Term. The Expansion Premises shall be delivered to Tenant in "as-is" condition, except for Landlord's obligations with respect to the Expansion Premises Tenant Improvements as described in the foregoing paragraph. Notwithstanding anything contained herein to the contrary, Landlord shall warrant the HVAC, electrical, plumbing and other mechanical systems of the Expansion Premises for a period of thirty (30) days from the Commencement Date.

10. Insofar as the specific terms and provisions of this Second Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control.

11. Landlord and Tenant hereby agree that (a) this Second Amendment is incorporated into and made a part of the Lease, (b) any and all references to the Lease hereinafter shall include this Amendment, and
         (c) the Lease and all terms, conditions, provisions and exhibits of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

12. Tenant warrants that it has had no dealings with any broker or agent in connection with this Amendment other than Grubb & Ellis, and covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses of liability for any compensation, commissions, and charges claimed by any other broker or agent, with respect to this Second Amendment or the negotiation thereof with whom Tenant had dealings.

     IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment to Lease Agreement as of the day and year first above written.


     1-800 CONTACTS, INC.             PROLOGIS NORTH AMERICAN PROPERTIES
                                      FUND I LLC, a Delaware Limited Liability
                                      Company

                                      By: ProLogis Management Incorporated, its
                                      Manager

By: [ILLEGIBLE]                       By:    /s/ Ned K. Anderson
   -------------------------------        -------------------------------------
Name: [ILLEGIBLE]                     Name:  Ned K. Anderson
     -----------------------------         ------------------------------------
Title: [ILLEGIBLE]                    Title:  Managing Director
      ----------------------------           ----------------------------------
       (Tenant)                               (Landlord)

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                                   EXHIBIT A


                                  [FLOOR PLAN]